THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 AND AN EXEMPTION UNDER APPLICABLE STATE LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                      REPLACEMENT WARRANT TO PURCHASE STOCK

Corporation:        Solution Technology International, Inc., a Delaware
                    corporation (the "Company")

Number of Shares:   930,245, as such number may be increased pursuant to Section
                    1.7 of this Warrant.

Class of Stock:     Series A Preferred Stock, or, if at the time of the exercise of this Warrant the Company has not closed its next round of equity financing which raises not less than Two Million
                    Dollars ($2,000,000) (the "Series A Financing"), then the
                    Company's Common Stock (the "Common Stock")

Warrant Price:      $0.001

Issue Date:         December 22, 2003

Expiration Date:    January 9, 2010

      THIS REPLACEMENT WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, CROSSHILL GEORGETOWN CAPITAL, L.P. ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the Series A Preferred Stock and/or Common Stock (in either case, the "Shares") of the Company at the Warrant Price all as set forth herein and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1. EXERCISE.

      1.1 Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a certified check, wire transfer, or other method acceptable to the Company in its reasonable discretion for the aggregate Warrant Price for the Shares being purchased.

      1.2 Conversion Right. In lieu of exercising this Warrant as specified in
Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.3.

      1.3 Fair Market Value. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

      1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant and in any event within ten (10) days of such exercise or conversion of this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired. Each stock certificate so delivered shall be in such denominations of Shares as may be requested by the Holder hereof.

      1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company, at its expense, shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

      1.6 Assumption on Sale, Merger, or Consolidation of the Company.

            1.6.1 "Acquisition". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

            1.6.2 Assumption of Warrant. Upon the closing of any Acquisition, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price and/or number of Shares shall be adjusted accordingly.

      1.7 Additional Warrants. If the Obligations (as such term is defined in that certain Loan and Security Agreement, dated January 10, 2003, between the Company and CrossHill Georgetown Capital, L.P. ("Crosshill") (as amended from time to time, the "Loan Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement), are not repaid in full on or before the Revolving Maturity Date set forth therein, in addition to any rights of the Holder pursuant to this Warrant, for each thirty (30) day period, or portion thereof, that the Obligations remain outstanding, the Holder shall be entitled to purchase 60,000 additional Shares at the same per share price as the Warrant Price set forth above. Holder's rights to purchase such additional Shares is in addition to, and not in lieu of, any other rights and remedies which Crosshill may have under the Loan Documents and without waiving any rights or remedies thereunder.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

      2.1 Stock Dividends, Splits, Etc. Stock Dividends, Splits, Etc. If this Warrant is exercisable for Common Stock and the Company declares or pays a dividend on its Common Stock payable in Common Stock, or other securities or subdivi des its outstanding Common Stock into a greater amount of Common Stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred. If this Warrant is exercisable for shares of Series A Preferred Stock and the Company declares or pays a dividend on its Series A Preferred Stock payable in Series A Preferred Stock or other securities or subdivides its outstanding Series A Preferred Stock into a greater amount of Series A Preferred Stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred. If shares of the Company's Series A Preferred Stock or Common Stock, as the case may be, are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, then the Warrant Price for the Shares of Series A Preferred Stock or Common Stock, as the case may be, issuable upon exercise of this Warrant shall be proportionately increased.

      2.2 Reclassification, Exchange, Combinations or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to Common Stock pursuant to the terms of the Company's Certificate of Incorporation upon the closing of a registered public offering of the Common Stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

      2.3 Adjustments for Diluting Issuances. The Warrant Price and the number of Shares issuable upon exercise of this Warrant or, if the Shares are Preferred Stock, the number of shares of Common Stock issuable upon conversion of the Shares, shall be subject to adjustment, from time to time in the manner set forth in the Company's Certificate of Incorporation. The Company agrees that the anti-dilution protection granted to the Holder shall be identical to the protection granted to the Investors (as that term is defined in Section 3.3). The provisions set forth for the Shares in the Company's Certificate of Incorporation relating to the above in effect as of the date of the closing of the Series A Financing may not be amended, modified or waived, without the prior written consent of Holder unless such amendment, modification or waiver effects Holder in the same manner as they effect all other holders of the same class or series as the Shares.

      2.4 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment.

      2.5 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the fair market value of a full Share.

      2.6 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company shall promptly notify Holder in writing, and, at the Company's expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

      3.1 Representations and Warranties. The Company represents and warrants to the Holder as follows:

            (a) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance in accordance with the terms hereof, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

            (b) The Capitalization Table provided to Holder and attached hereto is true and complete as of the Issue Date.

            (c) The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of Shares of authorized but unissued stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant.

      3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(c) to effect any reclassification or recapitalization of Common Stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in
(c) and (d) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of Common Stock will be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

      3.3 Registration Under Securities Act of 1933, as amended (the "1933 Act"). The Company agrees that the Shares (or if the Shares are Series A Preferred Stock, the Common Stock into which the Shares may be converted) shall be subject to the piggyback registration rights as set forth in the Company's Investor Rights Agreement or similar agreement mutually agreed upon by the Company and the investors (the "Investors') participating in the Series A Financing (the "Investor Rights Agreement"). The Company agrees that the piggyback registration rights granted to the Holder shall be identical to those granted to the Investors. The provisions set forth in the Company's Investor Rights Agreement relating to the above may not be amended, modified or waived without the prior written consent of the Holder unless such amendment, modification or waiver effects the Holder in the same manner as it effects the Investors and all other holders of the same class or series as the Shares.

      3.4 No Shareholder Rights. Except as provided in this Warrant, the Holder will not have any rights as a shareholder of the Company, including voting rights, until the exercise of this Warrant.

ARTICLE 4. REPRESENTATIONS, WARRANTIES OF THE HOLDER. The Holder represents and warrants to the Company as follows:

      4.1 Purchase for Own Account. Except for transfers to Holder's affiliates, this Warrant and the securities to be acquired upon exercise of this Warrant by the Holder will be acquired for investment for the Holder's account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the 1933 Act, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Holder acknowledges that the Warrant and the shares of stock issuable upon exercise thereof may not be sold, pledged or otherwise transferred except for the rights of the Holder at all times to sell or otherwise dispose of all or any part of such shares under an effective registration statement under the Securities Act and applicable state securities laws, or under an exemption from such registration that, in the opinion of outside counsel to the Holder, is available under the Securities Act and applicable state securities laws. If the Holder should in the future decide to dispose of all or any part of this Warrant or the shares issuable upon exercise thereof, the Holder understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. If not an individual, the Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

      4.2 Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

      4.3 Investment Experience. The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. The
Holder: (i) has experience as an investor in securities of companies in the development stage and acknowledges that the Holder is able to fend for itself, can bear the economic risk of such Holder's investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

      4.4 Accredited Investor Status. The Holder is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

      4.5 Execution of Other Documents. The Holder hereby agrees that, upon the full or partial exercise of its right to purchase Shares hereunder, the Holder shall become a party to, and the Shares shall become subject to, the Investor Rights Agreement, any Right of First Refusal and Co-Sale agreement and similar agreements if any such agreements are executed in connection with the Series A Financing or an Acquisition, as the same may be amended form time to time; provided, however, that such agreements contain usual and customary terms and the Holder is treated in parity with the other holders subject to all such agreements.

ARTICLE 5. MISCELLANEOUS.

      5.1 Term: This Warrant is exercisable in whole or in part at any time and from time to time on or before the Expiration Date.

      5.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER ANY APPLICABLE STATE LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND AN EXEMPTION UNDER APPLICABLE STATE LAW OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

      5.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to any affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale. At the written request of the Holder, who proposes to sell Stock issuable upon the exercise of this Warrant in compliance with Rule 144, within ten (10) days after receipt of such request, a written statement confirming the Company's compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule, as such Rule may be amended from time to time. In addition, the Company agrees to provide the Holder within ten (10) days of written request such additional documents as the Holder may require in order to exercise its rights under this Warrant and transfer the Shares issued hereunder and carry out the intent of this Warrant, including, without limitation, an opinion of counsel for the benefit of the Holder or any underwriter or broker.

      5.4 Transfer Procedure. Subject to the provisions of Section 5.3, Holder may transfer all of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) and its rights and obligations hereunder at any time to any affiliate of Holder or to any other transferee by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

      5.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or sent by overnight delivery service or first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time. All notices shall be addressed as follows:

      If to the Holder:      CrossHill Georgetown Capital, L.P.
                             1000 Wilson Boulevard, Suite 1850
                             Arlington, Virginia 22209
                             Attention: Stephen X. Graham, Principal

      If to the Company:     Solution Technology International, Inc.
                             5210m Chairmans Court
                             Suite 3
                             Frederick, Maryland 21703
                             Attention: Dan Jonson

      With a copy to:        Schiff Hardin & Waite
                             Suite 600
                             1101 Connecticut Avenue, N.W.
                             Washington, D.C. 20036
                             Attention: Ernest Stern, Esq.

      5.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

      5.7 Attorney's Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorney's fees.

      5.8 Replacement Warrant. This Warrant replaces, supercedes and restates in its entirety that certain Warrant to Purchase Stock dated October 10, 2003 from the Company in favor of the Holder.

      5.9 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to its principles regarding conflicts of law.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

                                       "COMPANY"
                                       Solution Technology International, Inc.


                                       By: /s/ Dan L. Jonson
                                           -------------------------------------
                                           Name:  Dan L. Jonson
                                           Title: President


                                       "HOLDER"
                                       CrossHill Georgetown Capital, L.P.


                                       By: /s/ Stephen X. Graham
                                           -------------------------------------
                                           Stephen X. Graham, Principal

 1                                                         APPENDIX 1
 2
 3
 4                                                     NOTICE OF EXERCISE
                                                       ------------------
 5
 6
 7
 8     1.      Holder elects to purchase_________ shares of the___Common Stock/___ shares
 9   of the Preferred Stock of the Company pursuant to the terms of the attached Warrant, and tenders
10   payment of the purchase price of the shares in full.
11
12                                               [or]
13
14     1.      Holder elects to convert the attached Warrant into Shares/cash [strike one] in the manner
15   specified in the Warrant. This conversion is exercised for______ of the Shares
16   covered by the Warrant.
17                             [Strike paragraph that does not apply.]
18     2.      Please issue a certificate or certificates representing the shares in the name specified
19   below:
20
21                   ---------------------------------------------
22                   Holder's Name
23
24
25                   ---------------------------------------------
26
27                   ---------------------------------------------
28                   (Address)
29
30     3.      The undersigned represents it is acquiring the shares solely for its own account and not as a
31   nominee for any other party and not with a view toward the resale or distribution except in compliance
32   with applicable securities laws.
33
34
35                                              HOLDER:
36
37                                              ---------------------------
38
39
40                                              By:_______________________________
41
42                                              Name:____________________________
43
44                                              Title:_______________________________
45
46   -----------------
47        (Date)
48